Exhibit 4.2

THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (this “Agreement”), is made as of the 16th day of May, 2024, by and among COREWEAVE, INC., a Delaware corporation (the “Company”), the holders of Series Seed Preferred Stock listed on Exhibit A hereto (the “Series Seed Holders”), the holders of Series A Preferred Stock listed on Exhibit A hereto (the “Series A Holders”), the holders of Series B Preferred Stock listed on Exhibit A hereto (the “Series B Holders”) and the holders of Series B-1 Preferred Stock listed on Exhibit A hereto (the “Series B-1 Holders”, and together with the Series Seed Holders, the Series A Holders and the Series B Holders, the “Existing Investors”) and the parties listed on Exhibit B hereto (the “New Investors” and, together with the Existing Investors, the “Investors”) and any Additional Purchasers and Committed Closing Purchasers (each term as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

A. The Company and the Existing Investors are parties to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of April 14, 2023 (the “Prior Agreement”).

B. The Existing Investors are holders of a sufficient number of the securities of the Company as are required to amend the Prior Agreement, and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

C. Certain of the Investors are purchasing shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) pursuant to that certain Amended and Restated Series C Preferred Stock Purchase Agreement (as amended from time to time, the “Purchase Agreement”) dated as of May 16, 2024 (the “Financing”).

D. The obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

E. In connection with the consummation of the Financing, the parties to the Prior Agreement desire to amend and restate the Prior Agreement by adopting this Agreement.

AGREEMENT

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, (b) any investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person or (c) any direct or indirect stockholder, limited partner, member or other equity holder of any such Person or any other Person described in clause (a) or (b); provided, however, that (i) the Company and its subsidiaries, on the one hand, and each of the Purchaser Parties (as defined in the Purchase Agreement) or any of their respective Affiliates, on the other hand, shall not be deemed to be Affiliates of one another, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which a Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party, (iii) the Excluded Sponsor Parties (as defined in the Purchase Agreement) shall not be deemed to be Affiliates of the Purchaser Parties, the Company or any of the Company’s subsidiaries and (iv) with respect to transactions related to transfers of the Company’s securities and the assignment of the rights hereunder by a Person, any Person described under clause (c) shall be deemed to be an Affiliate of such transferor only if such Person, together with its Affiliates (other than the transferor), has a direct or indirect ownership interest in the Company that exceeds $25,000,000 in value following such transaction and assignment (with such “value” determined by multiplying the total number of shares of capital stock of the Company held by such transferee by the highest price per share paid by cash investors in the Company’s most recent preferred equity financing), unless such transaction and assignment is for a bona fide business rationale and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that for the sake of clarity, in no event shall clause “(c)” of this Section cause a transferee of securities of the Company, or an assignee of rights hereunder, to be deemed to not be an Affiliate of the transferor for purposes of the aggregation of shares of capital stock or other securities held by the Affiliates of such transferor.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

1.4 “Class A Common Stock” means shares of the Company’s Class A Common Stock, par value $0.0001 per share.

1.5 “Class B Common Stock” means shares of the Company’s Class B Common Stock, par value $0.0001 per share.

1.6 “Coatue” means, collectively, the Coatue Investors and the Coatue Manager.

1.7 “Coatue Investors” means, collectively, Coatue Tactical Solution PS Holdings AIV 8 LP.

1.8 “Coatue Manager” means Coatue Management, L.L.C.

1.9 “Common Stock” means, collectively, shares of the Class A Common Stock and Class B Common Stock.

1.10 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in providing cloud services, but shall not include any financial investment firm or collective investment vehicle unless such firm or vehicle, together with its Affiliates, holds more than twenty percent (20%) of the outstanding equity of a Competitor or has a right to designate a member of the board of directors (or equivalent governing body) of a Competitor; provided that, NVIDIA (and its Affiliates) shall be deemed not to be a Competitor for any purpose under this Agreement.

1.11 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

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1.12 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.13 “DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

1.14 “DPA Triggering Rights” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iv) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

1.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.16 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities that are also being registered.

1.17 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.18 “Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA or (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.

1.19 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.20 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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1.21 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.22 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.23 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.24 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.25 “IPO” means the Company’s first underwritten public offering of its Class A Common Stock under the Securities Act.

1.26 “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.27 ”Magnetar” means, collectively, the Magnetar Investors and the Magnetar Manager.

1.28 “Magnetar Investors” means, collectively, Magnetar Constellation Master Fund Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund – F LLC, Purpose Alternative Credit Fund – T LLC, Magnetar Lake Credit Fund LLC, Magnetar Alpha Star Fund LLC, Magnetar Capital Master Fund Ltd., Longhorn Special Opportunities Fund LP, CW Opportunity LLC, CW Opportunity 2 LP and Magnetar Structured Credit Fund and each of their respective permitted transferees.

1.29 “Magnetar Manager” means Magnetar Financial LLC.

1.30 “Major Investor” means any Investor that is not a Competitor and that, individually or together with such Investor’s Affiliates, holds at least 224,155 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.31 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.32 “NVIDIA” means NVIDIA Corporation.

1.33 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.34 “Preferred Stock” means shares of the Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, and Series C Preferred Stock.

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1.35 “Registrable Securities” means (i) the Class A Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Class A Common Stock, or any Class A Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors; (iii) any Class A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.36 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Class A Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.37 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.38 “SEC” means the Securities and Exchange Commission.

1.39 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.40 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.41 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.42 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.43 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.44 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.45 “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

1.46 “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.0001 per share.

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2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities then outstanding with an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3; provided, however, that this right to request the filing of a Form S-1 registration statement shall in no event be made available to any Holder that is a Foreign Person.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 20 percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $4 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately

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registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of Section 2.1(a) or Section 2.1(b) (i) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d) (provided, that if such withdrawal (a) is during a period the Company has deferred taking action pursuant to Section 2.1(c), or (b) results from the Holders having learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Initiating Holders may withdraw their request for registration and, regardless of payment of registration expenses, such registration will not be counted as “effected” for purposes of Section 2.1(a) or Section 2.1(b)) or (ii) unless all Registrable Securities requested to be registered are so registered.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or a registration relating to a demand pursuant to Section 2.1), the Company shall, at such time, promptly give each Holder notice in writing of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that

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otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Class A Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of Selling Holder Counsel as provided above) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to

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each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

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(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

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(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Class A Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules (or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Class A Common Stock (after giving effect to conversion into Class A Common Stock of all outstanding Class B Common Stock and Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

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2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.12. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with

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respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder; provided, that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, in which the consideration received by the Investors in such Deemed Liquidation Event is allocated as set forth in the Certificate of Incorporation and (i) actually paid to the Holders and/or (ii) placed into escrow for the benefit of the Holders actually paid;

(b) such time after consummation of the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation continuously throughout a three (3)-month period on a continuous basis without registration; and

(c) the fourth (4th) anniversary of the IPO.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with generally accepted accounting principles of the United States applied consistently in accordance with past practice (“GAAP”), audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Class A Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Class A Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d) (x) with respect to fiscal years 2025 and 2026, as soon as practicable, but in any event within ninety (90) days after the beginning of each such fiscal year, a budget and business plan for the then-current fiscal year, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months (collectively, the “Budget”), and, promptly after prepared, any other budgets or revised budgets prepared by the Company and (y) with respect to fiscal year 2027 and all fiscal years thereafter, as soon as practicable, but in any event thirty (30) days before the beginning of each such fiscal year, a Budget, and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as determined by the Board of Directors.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes, on advise of outside legal counsel, that it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company and with reasonable advance notice as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 [Intentionally Omitted].

3.4 Termination of Information Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

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3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner, investor, limited partner, member, stockholder or other equityholder, lender, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information (except with respect to such disclosure as is otherwise permitted by this Section 3.5); (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, or the regulatory or supervisory requirements or reporting or review procedures of any governmental authority (including bank examiners and including in response to routine regulatory reporting, including any filings, submissions or similar documentation required or customary to comply with SEC or other regulatory agencies’ reporting requirements), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, provided that the disclosing party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.6 Limitation on Foreign Person Investors. Notwithstanding the covenants set forth in Section 3, the Company shall not provide any Investor that is a Foreign Person access to any “material non-public technical information” within the meaning of the DPA.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates, (iii) any other third party (“Third Party”) (to the extent such allocation is approved by the Company, such approval not to be unreasonably withheld), and (iv) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate, Third Party or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

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(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Class A Common Stock then held by such Major Investor (including all shares of Class A Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Class A Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Class A Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Class A Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares; provided, however, that the exercise of purchase right by the Fully Exercising Investors described in this sentence shall require the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed, but for the avoidance of doubt, withholding consent for the purpose of blocking Magnetar and its Affiliates from obtaining or being likely to obtain, in the Company’s sole discretion, veto rights as it relates to matters to be put to a vote of the holders of Preferred Stock voting together as a single class shall not be deemed unreasonable). The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Class A Common Stock issued in the IPO; and (iii) the issuance of shares of Series C Preferred Stock or other securities pursuant to the Purchase Agreement.

4.3 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, in which the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or if the Investors receive participation rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 4, whichever event occurs first.

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4.4 Limitation on Foreign Person Investors. Notwithstanding the covenants set forth in Section 4.1, no Investor that is a Foreign Person shall be permitted to obtain greater than nine and nine-tenths percent (9.9%) of the outstanding voting shares of the Company.

5. Additional Covenants.

5.1 Insurance. The Company shall maintain its Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Supermajority Board (as defined in the Certificate of Incorporation), until such time as the Supermajority Board determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Supermajority Board.

5.2 Employee Agreements. Unless otherwise approved by the Board of Directors , the Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year non-solicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Supermajority Board.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors (or the Stock Options Committee of the Board of Directors), all future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Board of Directors (or the Stock Options Committee of the Board of Directors), the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board of Directors (or the Stock Options Committee of the Board of Directors), the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse all non-employee directors and all non-employee Board observers for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

5.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

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5.6 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.6 and shall have the right, power and authority to enforce the provisions of this Section 5.6 as though they were a party to this Agreement.

5.7 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Magnetar, Coatue and NVIDIA (collectively with their respective Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, each of Magnetar, Coatue and NVIDIA (and their respective Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Magnetar, Coatue or NVIDIA (or their respective Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Magnetar, Coatue or NVIDIA (or their respective Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.8 CFIUS and Foreign Person Limitations.

(a) Unless otherwise approved by the Board of Directors, the Company will not provide to any Foreign Person any DPA Triggering Rights. No Investor who is a Foreign Person shall be permitted to obtain any DPA Triggering Rights or a voting equity interest in the Company that exceeds nine and nine-tenths percent (9.9%) of the Company’s total voting securities pursuant to the Purchase Agreement, Section 4 of this Agreement, or otherwise, including by way of any secondary transaction(s), without the approval of the Board of Directors.

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(b) Each Investor covenants that it will notify the Company in advance of permitting any Foreign Person affiliated with Investor, whether affiliated as a limited partner or otherwise, to obtain through Investor any DPA Triggering Rights.

5.9 Matters Requiring Disinterested Directors. The Company hereby covenants and agrees with each of the Investors that it shall not, without the prior approval of a majority of the disinterested members of the Board of Directors, enter into any contract or transaction (or amend any existing contract or transaction) with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person (in each case other than the Company or any direct or indirect subsidiary of the Company to the extent such entity is so deemed an “associate” of such person).

5.10 Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.5, and 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder or other equityholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, 555 California St #12, San Francisco, CA 94104, Attn: Michael Brown, Morgan Sawchuk, Email: and McGrath North Mullin & Kratz, PC LLO, 1601 Dodge Street, Suite 3700, Omaha, NE 68102, Attn: Jason D. Benson. If notice is given to the Magnetar Investors, a copy (which shall not constitute notice) shall also be sent to DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California 92121, Attention: Randy Socol and Willkie Farr & Gallagher LLP, 787 Seventh Ave, New York, New York 10019, Attention: Eric S. Halperin, Stephanie E. Moran, Email:. If notice is given to the Coatue Investors, a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attn: Tracey A. Zaccone, Email: and Simpson Thacher & Bartlett LLP, 425 Lexington Ave, New York, New York 10017, Attn: Benjamin N. Heriaud, Email:

(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Requisite Holders (as defined in the Certificate of Incorporation); provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless

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such amendment, modification, termination, or waiver applies to all Investors in the same fashion; (b) Sections 3.1, 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Section 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors, the Series B Majority (as defined in the Certificate of Incorporation); (c) any provision of this Agreement that expressly pertains to Magnetar may be amended, modified, terminated or waived to with respect to Magnetar (either directly or indirectly, either generally or in a particular instance, and either retroactively or prospectively) only with the prior written consent of the Magnetar Manager, acting on behalf of the Magnetar Investors; (d) any provision of this Agreement that expressly pertains to NVIDIA may be amended, modified, terminated or waived to with respect to NVIDIA (either directly or indirectly, either generally or in a particular instance, and either retroactively or prospectively) only with the prior written consent of NVIDIA; (e) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived in a manner adverse to the rights and obligations of the Series B Preferred Stock, or the holders of Series B Preferred Stock without the prior written consent of the Series B Majority; and (f) this agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived in a manner adverse to the rights and obligations of the Series C Preferred Stock differently from all other series of Preferred Stock without the prior written consent of the Series C Majority; provided, however, that in the event of a waiver of the rights of Major Investor under the provisions of Section 4 with respect to a transaction, to the extent that any Major Investor nonetheless purchases New Securities being issued in such transaction after such waiver has been obtained (any such Investor, a “Participating Major Investor”), then each other Major Investor shall be permitted to purchase up to the same percentage (not to exceed 100%) of its pro rata share of New Securities issued in such transaction as the percentage of the pro rata share of the New Securities so purchased by the Participating Major Investor purchasing the largest portion of such Participating Major Investor’s pro rata share in such transaction). Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, the Company may permit any issuee of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

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6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto), together with the other Transaction Agreements (as defined in the Purchase Agreement), constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of the State of New York having subject matter jurisdiction.

6.12 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and each Investor shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted pursuant to this Agreement.

6.13 Attorneys Fees. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.14 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.15 Consultation with Independent Counsel. The parties hereto have consulted with and been counseled by their own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. The parties hereto and their respective legal counsel have been afforded the opportunity to be involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

6.16 Dual-Class Common Stock. Any provision of this Agreement that provides for an approval right or consent right of the holders of Common Stock, Preferred Stock (on an as-converted basis), Registrable Securities (on an as-converted basis) or shares of Common Stock issued or issuable upon conversion of outstanding shares of Preferred Stock or Registrable Securities, as applicable, including, without limitation, Section 6.6, shall be based on the voting power of such shares taking into account the different rights of the Class A Common Stock and Class B Common Stock and with the Preferred Stock converting into Class A Common Stock for any as-converted basis.

6.17 Amendment and Restatement of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

COMPANY:

COREWEAVE, INC.

/s/ Michael Intrator
(Signature)
Name: Michael Intrator
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

COATUE TACTICAL SOLUTIONS PS HOLDINGS AIV 8LP

By: Coatue Structured Fund GP LLC, its general partner

/s/ Zachary Feingold
(Signature)
Name: Zachary Feingold
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTORS:

LONGHORN SPECIAL OPPORTUNITIES FUND LP

By:	Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

MAGNETAR CONSTELLATION MASTER FUND, LTD.

By:	Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

MAGNETAR CAPITAL MASTER FUND, LTD.

By: Magnetar Financial LLC, investment Manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

CW OPPORTUNITY 2 LP

By:	Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR TECHNOLOGY FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SELECT PORTFOLIOS:
SELECT TECHNOLOGY PORTFOLIO

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND IV:
VIP TECHNOLOGY PORTFOLIO

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH K6 FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST

By its manager Fidelity Investments Canada ULC

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY SERIES BLUE CHIP GROWTH FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIAM TARGET DATE BLUE CHIP GROWTH
COMMINGLED POOL

By: Fidelity Institutional Asset Management Trust Company, as Trustee

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY DESTINY PORTFOLIOS:
FIDELITY ADVISOR DIVERSIFIED STOCK FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY FOUNDERS INVESTMENT TRUST:

By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY CONCORD STREET TRUST:
FIDELITY FOUNDERS FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIDELITY CANADIAN GROWTH COMPANY FUND

By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SPECIAL SITUATIONS FUND

By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)
Name: Chris Maher
Title: Authorized Signatory

FIDELITY GLOBAL INNOVATORS INVESTMENT TRUST

By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)
Name: Chris Maher
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY NEW MILLENNIUM FUND

/s/ Chris Maher
(Signature)
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

VARIABLE INSURANCE PRODUCTS FUND III:
VIP GROWTH OPPORTUNITIES PORTFOLIO

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR SERIES GROWTH OPPORTUNITIES FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY U.S. GROWTH OPPORTUNITIES INVESTMENT TRUST

By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIDELITY NORTHSTAR FUND – SUB D by its manager Fidelity Investments Canada ULC

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY SERIES GROWTH COMPANY FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY K6 FUND

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY VENTURE CAPITAL FUND I LP

By: Fidelity Diversifying Solutions LLC as Investment Manager

/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

BSOF MASTER FUND L.P.

By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
Name: Jack Pitts
Title: Authorized Person

BSOF MASTER FUND II L.P.

By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
Name: Jack Pitts
Title: Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

MATRIX HOLDINGS III DE L.P.
By: BTO Holdings Manager IV L.L.C., its general partner

By: BTO DE GP — NQ L.L.C., its sole member

/s/ Christopher James
Name: Christopher James
Title: Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

ALTIMETER PARTNERS FUND, L.P.

By: Altimeter General Partner, LLC, its General Partner

/s/ Brad Gerstner
Name: Brad Gerstner
Title: Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

JANE STREET GLOBAL TRADING, LLC

/s/ James B. Dieterich
Name: James B. Dieterich
Title: Managing Director

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

LYKOS SPECIAL OPPORTUNITIES FUND I, LLC

/s/ Nicholas Laster
Name: Nicholas Laster
Title: Managing Member

LYKOS SPECIAL OPPORTUNITIES FUND, LLC

/s/ William Anderson
Name: William Anderson
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

THE ERIC AND WENDY SCHMIDT FUND FOR STRATEGIC INNOVATION

/s/ Mandy Quach
Name: Mandy Quach
Title: Treasurer

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Maria Seferian
Maria Seferian

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Harrison Reinisch
Harrison Reinisch

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Jason Brooks Van Horn
Jason Brooks Van Horn

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Eric Haskel
Eric Haskel

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Joon Hur
Joon Hur

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ John Luke Keel
John Luke Keel

IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTOR:

/s/ Frances E. Babb
Frances E. Babb

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

INVESTORS:

SERIES SEED PREFERRED STOCKHOLDERS,
SERIES A PREFERRED STOCKHOLDERS,
SERIES B PREFERRED STOCKHOLDERS, and
SERIES B-1 PREFERRED STOCKHOLDERS:

American Endowment Foundation FBO Salanki Family Foundation (S23B29)

By:
Name:
Title:

Andrew Saunders

Andrew Stein

Andrey Kuzenny

Anthony Dinatale

Bianca Molina

Brian Stein

/s/ Brian Venturo
Brian Venturo

David Carlson

/s/ David Langer
David Langer

/s/ David Oppenheimer
David Oppenheimer

Dean Schettini

/s/ Deborah Grausman
Deborah Grausman

Eduard Khaptakhaev

Erica Kulka

F F Fund 1, L.P.

By:
Name: Soneet R. Kapila
Title: Liquidating Trustee

Ginther Family Limited Partnership

/s/ Joel Gantcher
(Signature)
Name: Joel Gantcher
Title: Co-Manager, General Partner

Geoffrey L Webster

GNKD, LLC

/s/ GNKD, LLC
(Signature)
Name: GNKD, LLC
Title: Managing Member

Harry 2019 Trust

By:
Name: Harrison K. Wexner
Title: Trustee

HFCW Holdings LLC

By:
Name: HFCW Holdings LLC
Title:

Jennifer Grausman

K2 Assets LLC

By:
Name: K2 Assets LLC
Title:

Kelly Bennett

KOPACC, LLC

/s/ Wesley Jamison
(Signature)
By:	Koppenberg Management LLC, its Managing Member
	By:	Luchetti Street Investment Management, LLC, its Manager
		By:	Wesley Jamison, its Manager

Leonid Markin

Marco Iodice

/s/ Martin John Collins
Martin John Collins

/s/ Matthew Campbell
Matthew Campbell

Matthew Vandenack

/s/ Michael Intrator
Michael Intrator

Nicolas Carter

NVIDIA Corporation

By:
Name: NVIDIA Corporation
Title: VP – Corporate Development

/s/ Peter Salanki
Peter Salanki

Rahmatollah Sharifi

Renegatt Software

By:
Name: Marcin Gucki
Title: Sole Proprietor

Richard DeFalco

Richard Grausman

Rigel Investments, LLC

/s/ Alex Elsik
(Signature)
Name: Alex Elsik
Title: Principal

Taylor Milova

The Linden West Trust

By:
Name: Matthew S. Zeiger
Title: Trustee

Trust affiliated with Jack Cogen

/s/ Jack Cogen
Name: Jack Cogen
Title: Manager

Windsor Knot LLC

/s/ David Rosenblum
(Signature)
Name: David Rosenblum
Title: Co-Managing Member

/s/ Jeanette Rosenblum
(Signature)
Name: Jeanette Rosenblum
Title: Co-Managing Member

Magnetar Financial LLC, acting on behalf of the
Magnetar Investors

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

CW Opportunity LLC
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Longhorn Special Opportunities Fund LP
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Alpha Star Fund LLC
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Capital Master Fund Ltd
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Constellation Master Fund Ltd
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Lake Credit Fund LLC
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Longhorn Fund LP
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar SC Fund Ltd
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Magnetar Xing He Master Fund Ltd
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Purpose Alternative Credit Fund — F LLC
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

Purpose Alternative Credit Fund — T LLC
By Magnetar Financial LLC, its investment manager

/s/ Karl Wachter
(Signature)
Name: Karl Wachter
Title: General Counsel

EXHIBIT A

EXISTING INVESTORS

EXHIBIT B

NEW INVESTORS